Exhibit 32.2

LAKE AREA CORN PROCESSORS, LLC

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Brian Woldt, the Chief Financial Officer of Lake Area Corn Processors, LLC (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Report”).

The undersigned hereby certifies that:

•                  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 16th day of May, 2005.

/s/ Brian Woldt
Brian Woldt
Chief Financial Officer